Attachment B
Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements (No. 333-15337 and No. 333-138076) on Form S-8 of Video Display Corporation of our report dated May 27, 2011 relating to our audits of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Video Display Corporation as of and for the year ended February 28, 2011.
/s/ Carr, Riggs & Ingram, LLC
Atlanta, Georgia
May 27, 2011